UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 11, 2007

ANNALY CAPITAL MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-13447 (Commission File Number)	22-3479661 (IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York (Address of principal executive offices)		10036 (Zip Code)

(Registrant’s telephone number, including area code):   (212) 696-0100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 11, 2007, Annaly Capital Management, Inc. (the “Company”) issued a press release announcing that it has agreed to the sale of 62,000,000 shares of its common stock at $15.10 per share for estimated gross proceeds of approximately $936.2 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 9,300,000 shares of common stock to cover over-allotments. The Company expects to close the transaction on or about October 17, 2007. The Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

99.1	Press Release, dated October 11, 2007 issued by Annaly Capital Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annaly Capital Management, Inc.
By:	/s/ Kathryn Fagan
Name: Kathryn Fagan
Title: Chief Financial Officer

Date: October 11, 2007